EXHIBIT 99.1
For Immediate Release

Hasbro Announces Preliminary First Quarter 2026 Financial Results with Growth Across Revenue and Operating Profit, Reiterates 2026 Guidance, and Provides Update on Unauthorized Network Access
Announces Date for First Quarter 2026 Earnings Release and Conference Call

PAWTUCKET, R.I. -- April 23, 2026 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP and toy company, today announced preliminary results for the first quarter ended March 29, 2026, with growth behind continued strength in MAGIC: THE GATHERING. The Company reiterated its full-year guidance. The Company plans to release full first quarter results before the market open on May 20th, 2026.
Preliminary Q1 2026 Expected Financial Results
Today, the Company announced certain unaudited preliminary financial information related to the first quarter ended March 29, 2026:
•Revenue of approximately $970 million to $985 million (+9-11% vs LY)
•Operating profit of approximately $235 million to $245 million (+38%-44% vs LY)
•Adjusted operating profit of approximately $250 million to $260 million (+12-17% vs LY)
Reiterates Full-Year 2026 Guidance
For the full year, the Company continues to expect:
•Total Hasbro revenue +3%-5% in constant currency
•Adjusted operating margin of 24%-25%
•Adjusted EBITDA of $1.40 billion to $1.45 billion
Update on Previously Disclosed Unauthorized Network Access
As previously disclosed, Hasbro identified unauthorized access to the Company’s network. Based on analysis with the assistance of outside cybersecurity experts and information to date, the Company believes that the unauthorized access has been contained and the Company is making progress in fully restoring its systems and operations.
This unauthorized access did not impact the Company’s financial results for the first quarter. Due to the Company’s implementation of containment measures, certain systems were proactively taken offline and are being brought online sequentially. As a result, Hasbro has experienced delays in compiling the information required to complete the preparation and release of its financial results for the first quarter of 2026, including the filing of its first quarter 10-Q.
The Company continues working with cybersecurity and forensic experts to identify and review any files potentially impacted. It will take additional actions as appropriate based on its review and findings, including providing any notifications deemed appropriate.

The Company continues to execute business continuity plans to enable it to take orders, ship product and conduct other key operations. Importantly, MAGIC: THE GATHERING shipments and its release cadence have continued as planned in the second quarter, including the April 2026 release of Secrets of Strixhaven. For the consumer products segment, the Company is shipping product, but it does anticipate some impact to second quarter revenues and operating profit due to expected order processing, shipping and invoicing delays. Given continued strength in POS, the expectation is that the majority of any delayed shipping in the second quarter will be made up in the back-half of 2026. The second quarter is also expected to contain certain investigatory and other advisor costs related to the unauthorized access. Further updates will be provided on the upcoming first quarter earnings conference call.
Conference Call & Webcast
Hasbro will webcast its first quarter 2026 earnings conference call on Wednesday, May 20, 2026 at 8:30 a.m. Eastern Time. The webcast and the accompanying presentation slides will be available to investors and the media on Hasbro’s Investor Relations home page at https://investor.hasbro.com/. A replay of the call will be available at the same location approximately two hours following completion of the event.
Certain financial and statistical information included in the webcast, such as information required by Regulation G, will be available at the time of the webcast on Hasbro’s Investor Relations website at https://investor.hasbro.com.
About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. Hasbro delivers groundbreaking play experiences for fans of all ages around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.
Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.
For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media.
Preliminary Financial Information
The unaudited financial information presented in this press release is preliminary and may change. The Company’s financial closing procedures with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the Company's final results may vary materially from the preliminary results included in this press release. Hasbro undertakes no obligation to update or supplement the information provided in this press release until the Company releases its financial statements for the three months ended March 29, 2026, which will be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2026. The preliminary financial information included in this press release reflects the Company's current estimates based on information available as of the date hereof and has been prepared by Company management. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, specifically Adjusted operating profit, which excludes, where applicable, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, and non-cash goodwill impairment charges. As required by SEC rules, we have provided reconciliations of this measure to the most directly comparable GAAP measure. Management believes that adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. This non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
Reconciliation of Non-GAAP Financial Measures

	Adjusted Operating Profit
	Three Months Ended
	March 29, 2026
	Low	High
Operating Profit (1) (Millions of Dollars):	$235	$245
Non-GAAP Adjustments:
Acquired intangible amortization (2)	10	10
Strategic transformation initiatives (3)	1	1
Restructuring and severance costs (4)	5	5

Adjusted Operating Profit:	$250	$260
(1) Amounts may not sum due to rounding
(2) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition.
(3) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(4) Restructuring and severance costs associated with cost-savings initiatives across the Company.
Safe Harbor Statement
Statements in this press release that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address the Company’s expectations or beliefs concerning future events, including the Company’s investigation of and containment efforts related to the unauthorized access and its impact on the Company’s financial condition and results of operations; the release of the Company’s first quarter 2026 earnings; expectations for our future performance and 2026 financial guidance. These statements are made based on management’s views and assumptions as of the date of this press release. Forward-looking statements by their nature address matters that are uncertain, and you are urged to view them with caution. A wide range of factors could materially affect future developments and performance, including but not limited to: the duration and magnitude of the Company's operational disruption stemming from the unauthorized access; the effectiveness of the Company's response to the unauthorized access and the business continuity plans and the ongoing assessment of the impact of the unauthorized access on its business, operations, financial results, and financial reporting; any further business disruptions from the unauthorized access and increased costs relating to the unauthorized access, including from any legal proceedings; and the accuracy of the Company's estimates and assumptions on which its preliminary financial estimates and financial projections, including any sales, margin or earnings guidance or outlook it may provide from time to time, are based. Detailed information about these and other risks is included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025, and its other reports filed with the SEC. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

HAS-IR

Investors: Fred Wightman | Hasbro, Inc. | hasbro_investor_relations@hasbro.com

Media: Abby Hodes | Hasbro, Inc. | communications@hasbro.com